Exhibit 99.1

Cognition Therapeutics Reports Financial Results for the Second Quarter 2026 and Provides Business Update

Purchase, NY – August 6, 2026 – Cognition Therapeutics, Inc. (NASDAQ: CGTX), a clinical-stage company developing product candidates that treat neurodegenerative disorders (the “Company” or “Cognition”), today reported financial results for the second quarter ended June 30, 2026, and provided a business update.

“The second quarter marked important progress across both our clinical and corporate priorities,” said Lisa Ricciardi, Cognition’s president and CEO. “Discussions with the Food and Drug Administration (FDA) brought clarity on key aspects of our planned Phase 3 trial for people with dementia with Lewy bodies (DLB) who experience psychosis (DLB psychosis). We are focused on initiating our Phase 3 study in mid-2027 with an improved tablet composition. In addition, the allowance of a new composition of matter patent meaningfully extends our intellectual property coverage for zervimesine and reinforces the long-term value of our pipeline.”

Business and Corporate Highlights

•	Conducted a planned meeting with the FDA to discuss the design of a registrational study in DLB psychosis; Company to provide update on timing after alignment on endpoints
•	Received a Notice of Allowance for a patent application covering composition of matter, production process, and therapeutic method of treating Alzheimer’s disease and DLB with a polymorphic crystalline form of zervimesine. Once issued, the patent would extend protection through 2045 before patent-term extension
•	Extended the ongoing expanded access program for zervimesine in DLB through 2027 with funding from a second philanthropic donor
•	Presented a poster at the Alzheimer’s Association International Convention (AAIC) outlining a proposed Phase 3 study design for zervimesine in DLB psychosis.

Second Quarter 2026 Financial Results

Cash, cash equivalents, and restricted cash equivalents as of June 30, 2026 were approximately $34.8 million, and total obligated grant funds remaining from the National Institute of Aging, a division of the National Institute of Health were $21.6 million. The Company estimates that it has sufficient cash to fund operations and capital expenditures into the fourth quarter of 2027.

Research and development expenses were $5.1 million for the quarter ended June 30, 2026, compared to $11.5 million for the comparable period in 2025. The decrease in research and development expenses was driven by lower trial activities with contract research organizations, compensation and professional fees.

General and administrative expenses were $2.6 million for the quarter ended June 30, 2026, compared to $2.5 million for the comparable period in 2025. The increase in general and administrative expenses was driven primarily by higher professional fees.

The Company reported a net loss of $3.9 million, or $(0.04) per basic and diluted share for the second quarter ended June 30, 2026, compared to a net loss of $6.7 million, or $(0.11) per basic and diluted share for the same period in 2025.

Cognition Therapeutics, Inc.

www.cogrx.com

About Cognition Therapeutics

Cognition Therapeutics, Inc. is a clinical-stage biopharmaceutical company dedicated to helping millions of families seeking effective treatments for devastating neurodegenerative diseases through the development of novel, accessible therapies. The company has led pioneering research into the underlying mechanisms of degenerative nerve disorders. Our scientific approach builds on well-established biological pathways and translates across indications in which toxic oligomers drive disease progression, offering potential in dementia with Lewy bodies (DLB), Alzheimer’s disease, geographic atrophy, Parkinson’s, among others. The company’s lead candidate, zervimesine (CT1812), is an investigational once-daily oral therapy that has demonstrated promise in Phase 2 clinical trials in DLB and mild-to-moderate Alzheimer’s disease. Backed by nearly $200 million in National Institutes of Health and related foundation grants, Cognition Therapeutics continues to advance clinical research in its efforts to bring forth solutions that meet patients where they are and reduce caregiver burden. Learn more at cogrx.com.

About Zervimesine (CT1812)

Zervimesine (CT1812) is currently being studied in the Phase 2 START Study (NCT05531656) in patients with MCI and early Alzheimer’s disease. Phase 2 clinical studies have been completed in dementia with Lewy bodies (DLB), mild-to-moderate Alzheimer’s disease, and geographic atrophy secondary to dry AMD. Based in part on the strong efficacy signals observed in the Phase 2 SHIMMER study in DLB (NCT05225415), the company plans to advance zervimesine into a late-stage clinical trial for people with DLB psychosis. Zervimesine has been generally well tolerated in clinical studies to date.

The USAN Council has adopted zervimesine as the United States Adopted Name (USAN) for CT1812.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. All statements contained in this press release or made during the conference, other than statements of historical facts or statements that relate to present facts or current conditions, including but not limited to, statements regarding our product candidates, including zervimesine (CT1812), and any expected or implied benefits or results, including that initial clinical results observed with respect to zervimesine will be replicated in later trials and our clinical development plans, including statements regarding our planned FDA interactions and registrational program for zervimesine, the EAP, and any analyses of the results therefrom, are forward-looking statements. These statements, including statements relating to the timing and expected results of our clinical trials involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “should,” “expect,” “plan,” “aim,” “seek,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “forecast,” “potential” or “continue” or the negative of these terms or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond our control. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: competition; our ability to secure new (and retain existing) grant funding; our ability to grow and manage growth, maintain relationships with suppliers and retain our management and key employees; our ability to successfully advance our current and future product candidates through development activities, preclinical studies and clinical trials and costs related thereto; uncertainties inherent in the results of preliminary data, pre-clinical studies and earlier-stage clinical trials being predictive of the results of early or later-stage clinical trials; the timing, scope and likelihood of regulatory filings and approvals, including regulatory approval of our product candidates; changes in applicable laws or regulations; the possibility that the we may be adversely affected by other economic, business or competitive factors, including ongoing economic uncertainty; our estimates of expenses and profitability; the evolution of the markets in which we compete; our ability to implement our strategic initiatives and continue to innovate our existing products; our ability to defend our intellectual property; the impacts of ongoing global and regional conflicts on our business, supply chain and labor force; our ability to maintain the listing of our common stock on the Nasdaq Global Market; and the risks and uncertainties described more fully in the “Risk Factors” section of our annual and quarterly reports filed with the Securities & Exchange Commission and are available at www.sec.gov. These risks are not exhaustive and we face both known and unknown risks. You should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in a dynamic industry and economy. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties that we may face. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Cognition Therapeutics, Inc.

www.cogrx.com

Cognition Therapeutics, Inc.

Unaudited Selected Financial Data

(in thousands, except share and per share data amounts)	Three Months Ended June 30,		Six Months Ended June 30,
Statements of Operations Data:	2026	2025	2026	2025
Operating Expenses:
Research and development	$5,097	$11,481	$11,217	$22,267
General and administrative	2,641	2,497	5,338	5,486
Total operating expenses	7,738	13,978	16,555	27,753
Loss from operations	(7,738)	(13,978)	(16,555)	(27,753)
Other income (expense):
Grant income	3,518	7,106	7,497	12,192
Other income, net	291	141	564	355
Interest expense	(3)	(3)	(8)	(8)
Total other income, net	3,806	7,244	8,053	12,539
Net loss and comprehensive loss	$(3,932)	$(6,734)	$(8,502)	$(15,214)

Net loss per share:
Basic	$(0.04)	$(0.11)	$(0.09)	$(0.24)
Diluted	$(0.04)	$(0.11)	$(0.09)	$(0.24)
Weighted-average common shares outstanding:
Basic	90,624,381	63,690,945	89,911,806	62,169,748
Diluted	90,624,381	63,690,945	89,911,806	62,169,748

	As of
(in thousands)	June 30, 2026	December 31, 2025
Balance Sheet Data:
Cash, cash equivalents, and restricted cash equivalents	$34,762	$37,000
Total assets	38,896	48,390
Total liabilities	5,872	14,119
Accumulated deficit	(207,149)	(198,647)
Total stockholders’ equity	33,024	34,271

Contact Information: Cognition Therapeutics, Inc. info@cogrx.com	Mike Moyer (investors) LifeSci Advisors mmoyer@lifesciadvisors.com

Cognition Therapeutics, Inc.

www.cogrx.com